Exhibit 99.1

Integrity Applications Announces Re-Order of GlucoTrack® Devices

Wilmington, DE and Ashdod, Israel – November 1 2017 - Integrity Applications, Inc. (OTCQB: IGAP) (“Integrity” or the “Company”), innovator of GlucoTrack®, a non-invasive device for measuring glucose levels in people with type 2 diabetes and pre-diabetes, announced that it has received the largest single re-order of GlucoTrack® to date. The recent order of GlucoTrack®, in the amount of US$460,000, was a re-order from an existing customer and represents a nearly two-fold increase from the original order. The purchase order was paid in full in advance of delivery, which is expected to be completed within the next four to six weeks with all revenue being recognized in 2017.

Dave Podwalski, Integrity’s Chief Commercial Officer commented, “We are extremely pleased with this recent re-order as it demonstrates the growing acceptance and use of GlucoTrack, the Company’s focus on commercialization and the opportunity ahead for this exciting, life changing product.”

About GlucoTrack®

GlucoTrack® is a truly non-invasive monitoring device that rapidly measures and displays an individual’s glucose level in about a minute without finger pricking or any pain.

GlucoTrack® features a small sensor that clips to the earlobe and measures the user’s glucose level using innovative and patented sensor technologies. The measured signals are analyzed using a proprietary algorithm and then a calculated glucose level is displayed on a small handheld device the size of a small mobile phone. The glucose results are stored in the device and used to estimate HbA1c level using a proprietary algorithm. The device can also display glucose values graphically, enabling the user to monitor glucose levels over time.

GlucoTrack® has received approvals for CE Mark in Europe and from the Ministry of Food and Drug Safety in South Korea for type 2 diabetes and pre-diabetics, and is currently in the early stages of commercialization in Europe, South Korea, and other geographies.

GlucoTrack® is expected to begin clinical trials for United States FDA approval. The product is currently experimental in the United States and is limited to investigational use only.

About Integrity Applications, Inc.

Integrity Applications, Inc. (OTCQB: IGAP) was founded in 2001 and is focused on the design, development, and commercialization of non-invasive glucose monitoring technologies for people with type 2 diabetes and prediabetes. The Company has developed GlucoTrack®, a proprietary non-invasive glucose monitoring device designed to obtain glucose level measurements in about a minute without the pain, incremental cost, difficulty, or discomfort of conventional invasive finger stick devices. Integrity Applications Inc. is a Delaware corporation, with headquarters in the United States and an R&D site in Ashdod, Israel. For more information, please visit http://www.integrity-app.com/ and http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “expect”, “plan” and “will” are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect Integrity Applications’ actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Integrity Applications’ results include, but are not limited to, the ability of Integrity Applications to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including FDA approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to its current and future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Integrity Applications’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on March 31, 2017.

Media Contacts
Tamar Lin/ Stefanie Saffern
tamarl@integrity-app.com
stefanier@integrity-app.com
+972.8.675.7878

Investor Contacts
Sami Sassoun, CFO Integrity Applications
SamiS@integrity-app.com
+972 (8) 675-7878 Ext. 400

Chiara Russo
Director, Investor Relations
LaVoieHealthScience
617-374-8800 Ext. 112
CRusso@lavoiehealthscience.com